EXHIBIT 10.3

NON-STATUTORY STOCK OPTION

Granted by

Novelos Therapeutics, Inc. (the “Company”)

Under the 2006 Stock Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s 2006 Stock Incentive Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder:

2.	Date of Grant:

3.	Maximum Number of Shares for which this Option is exercisable:

4.	Exercise (purchase) price per share:

5.	Payment method:

a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the exercise price of the shares being purchased; or

with the consent of the Company, any of the other methods set forth in the Plan.

6.	Expiration Date of Option:

7.
Vesting Schedule: This Option shall become exercisable for 1/8 of the maximum number of shares granted on the three-month anniversary of the Date of Grant, and shall become exercisable for an additional 1/8 on the last day of each three month period thereafter; so that the Option shall be fully vested on the second anniversary of the Date of Grant. All vesting shall cease upon the date of termination of services as a Director.

Notwithstanding the foregoing, the vesting of this Option shall accelerate with respect to all of the then unvested shares upon a Termination Event.

As used herein, a “Termination Event” shall mean the following events, but only if such event occurs within one year of a “Change of Control” (as defined in the Plan):

(i) termination by the Company of the Holder’s services as a Director for any reason other than for “Cause,” as defined in the Plan; or

(i) the failure of the Company to reelect the Holder as a Director, for any reason other than for “Cause,” as defined in the Plan;

For purposes of this Section 7, “Company” shall include any surviving entity, in the case of a merger or acquisition in which the Company is not the surviving entity.

8.	Termination of Services. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	immediately upon termination of the Holder’s services as a Director by the Company for Cause (as defined in the Plan);

(iii)	thirty (30) days after the date of voluntary termination of services as a Director by the Holder (other than upon death,or for Disability or Normal Retirement, each as defined in the Plan);

(iv)
ninety (90) days after the date of involuntary termination of the Holder’s services as a Director to the Company by the Company without Cause (as defined in the Plan), or termination of the Holder’s services by reason of Disability or Normal Retirement (each as defined in the Plan); or

(v)	180 days after the date of termination of the Holder’s services as a Director by reason of death.

9.
Lock-Up Agreement. The Holder agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Company or underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

10.	Tax Withholding. The Company’s obligation to deliver shares shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements.

11.
Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, One Gateway Center, Suite 504, Newton, Massachusetts, 02458, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

NOVELOS THERAPEUTICS, INC.

By: ___________________________

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option, and agrees to the terms of this Option and the Plan.

______________________________
Holder